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                                   Robert B. Adams
                                   Senior Vice President and
                                   Deputy General Counsel
                                   The Chase Manhattan Corporation
                                   1 Chase Manhattan Plaza
                                   New York, New York  10081
                                   November 13, 1995



The Chase Manhattan Corporation
1 Chase Manhattan Plaza
New York, New York 10081

               Re:  Registration Statement on Form S-8

Dear Sirs:

           I am the Deputy General Counsel of The Chase Manhattan Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 12,000,000 shares of its common stock, par value $2.00 per share (the "Common Stock"), and the attached Junior Participating Preferred Stock Purchase Rights (the "Rights"), issuable pursuant to The Chase Manhattan Stock Option Program for Employees (the "Program"). Such Common Stock and Rights are being registered under the registration statement on Form S-8 (the "Registration Statement") to which this opinion is being filed as an exhibit.

           In connection with this opinion, I have made such investigations as I deemed appropriate and have examined the proceedings heretofore taken, and am familiar with the procedures proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Common Stock and the Rights.

           Based upon the foregoing and having regard to legal considerations which I deem relevant, I am of the opinion that when (i) the Registration Statement relating to the shares of the Common Stock and attached Rights has become effective under the Act and (ii) the Company has received the consideration to be received for said shares in accordance with the provisions of the Program and said shares of Common Stock have been duly issued by the Company as provided under the Program, then the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

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           I  am admitted to the Bar of the State of New York and
express no opinion as to the law of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. By so consenting, I do not thereby admit that I am within the category of persons whose consent is required pursuant to Section 7 of the Act.

                              Very truly yours,



                              /s/ Robert B. Adams













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